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                                                                   EXHIBIT 10.19

                               PLEDGE AGREEMENT

     This PLEDGE AGREEMENT ("Agreement"), dated effective as of January 28, 2000, is made between Joseph Affholter and Roxanne Affholter ("Pledgors"), and Maxygen, Inc. ("Pledgee" and "Pledge Holder").

     For good and valuable consideration and to secure the payment of Pledgors' indebtedness to the Pledgee, the parties agree as follows:

1.   Pledgors' Indebtedness.

     (a) Pledgors have borrowed One Hundred Fifty Thousand Dollars ($150,000) from the Pledgee, evidenced by a Promissory Note.

     (b) Pledgors have executed the Note and are required to secure the Note by delivery of this Agreement.

2.   Pledge.

     Pledgors hereby pledge to the Pledge Holder on behalf of the Pledgee, and grant to the Pledgee a security interest in, the following (the "Pledged Collateral"): (i) that number of shares of the Common Stock of Maxygen, Inc. having a market value of Three Hundred Thousand Dollars ($300,000) calculated based on the closing price of Maxygen common stock on January 27, 2000 (the "Shares") and the certificates representing such Shares, and all other securities, instruments, dividends, cash, and other property that may be received, receivable, or otherwise distributed in respect of or in exchange for any of the Shares; and (ii) all other proceeds of the foregoing. If, at any time, the Pledgee reasonably believes that the Pledged Collateral is insufficient to guarantee payment of unpaid principal and interest of the Note, Pledgee in its discretion may demand the pledge of additional collateral by Pledgors and failure by the Pledgors to deliver such additional collateral within fifteen (15) days from such demand shall be an Event of Default.

3.   Security for Obligations.

     (a) This Agreement secures the payment of all of the Pledgors' present and future obligations, duties, and liabilities under the Note and under this Agreement (all referred to as the "Obligations").

     (b) This Agreement shall create a continuing security interest in the Pledged Collateral and shall (i) remain in full force and effect until payment in full of the Obligations; (ii) be binding upon Pledgors and their successors and assigns; and (iii) inure to the benefit of the Pledgee and its successors, transferees, and assigns.
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4.   Delivery of Pledged Shares.

     All certificates or instruments representing or evidencing the Shares and other Pledged Collateral shall be held by the Pledge Holder on behalf of the Pledgee under this Agreement and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to the Pledgee or the Pledge Holder. If Pledgors fail to perform any Obligation, the Pledge Holder or the Pledgee may perform, or cause performance of, that Obligation, and the expenses incurred in connection with that performance shall be payable by Pledgors under Section 8.

5.   Rights in Absence of Default.

     (a) So long as there has been and is no Event of Default (as defined in Section 7(a) below) or event which, with the giving of notice or the lapse of time, or both, would become an Event of Default:

          (i) Pledgors shall be entitled to exercise any and all voting and other consensual rights pertaining to any or all of the Pledged Collateral for any purpose not inconsistent with the terms of this Agreement or the Note; provided that Pledgors shall not exercise or shall refrain from exercising any of those rights if, in the judgment of the Pledgee, that action would have a material adverse effect on the value of the Pledged Collateral or any part of it.

          (ii) Dividends, other distributions, and interest paid or payable in respect of, and instruments and other property received, receivable, or otherwise distributed in respect of, or in exchange for, any Pledged Collateral shall constitute, and shall be immediately delivered to the Pledge Holder to hold as, Pledged Collateral, and shall, if received by Pledgors, be received in trust for the benefit of the Pledgee, be segregated from other property or funds of Pledgors, and be immediately delivered to the Pledge Holder as Pledged Collateral in the same form as so received (with any necessary endorsement).

          (iii) The Pledge Holder shall execute and deliver (or cause to be executed and delivered) to Pledgors all such proxies and other instruments as Pledgors may reasonably request for the purpose of enabling them to exercise the voting and other rights that they are entitled to exercise pursuant to paragraph
(i) of this Section 5(a).

     (b) When and so long as there is an Event of Default or an event which, with the giving of notice or the lapse of time, or both, would become an Event of Default, all rights of Pledgors to exercise the voting and other rights that they would otherwise be entitled to exercise pursuant to Section 5(a)(i) shall cease, and all those rights shall

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become vested in the Pledge Holder, who shall then have the sole right to exercise those voting and other rights.

6.   Transfers and Liens.

     Pledgors agree that they will not (i) sell or otherwise dispose of, or grant any option with respect to, any of the Pledged Collateral without the prior written consent of the Pledgee; or (ii) create or permit to exist any lien upon or with respect to any of the Pledged Collateral, except for the security interest under this Agreement.

7.   Events of Default; Remedies upon Default.

     (a) The following each shall constitute events of default ("Events of Default") under this Agreement:

          (i) If Pledgors fail to perform or observe any term, covenant, or Obligation under this Agreement or the Note, or if any representation or warranty made by Pledgors in this Agreement or the Note is untrue or misleading in any material respect as of the date with respect to which that representation or warranty was made;

          (ii) If a notice of lien, levy, or assessment is filed or recorded with respect to all or a substantial part of the Pledged Collateral, except for a lien that relates to current taxes not yet due and payable, and if the applicable claim is not discharged or satisfied within thirty days of Pledgors' actual or constructive knowledge of that filing or recordation; and

          (iii) If all or a substantial part of the Pledged Collateral is attached, seized, or subjected to a writ or distress warrant, or is levied upon, or comes within the possession of any receiver, trustee, custodian, or assignee for the benefit of creditors, and that Pledged Collateral is not returned to Pledgors or the writ, distress warrant, or levy is not dismissed, stayed, or lifted within thirty days.

     (b) When and so long as there is any Event of Default, the Pledgee may exercise in respect of the Pledged Collateral, in addition to other rights and remedies provided for in this Agreement or otherwise available to it, all the rights and remedies of a secured party upon a default under the Uniform Commercial Code in effect in the State of California at that time.

8.   Expenses.

     On demand, Pledgors will pay the Pledge Holder all reasonable expenses, including attorneys' fees and costs, which the Pledge Holder may incur in connection with (i) the exercise or enforcement of any of the rights of the Pledge Holder or the

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Pledgee under this Agreement; or (ii) Pledgors' failure to perform or observe any of the provisions of this Agreement.

9.   Security Interest Absolute.

     All rights and security interests of the Pledge Holder or Pledgee, and all Obligations of Pledgors, under this Agreement shall be absolute and unconditional irrespective of: (i) any lack of validity or enforceability of the Note or any other agreement or instrument relating to it; (ii) any change in the time, manner, or place of payment of, or in any other term of, any of the Obligations, or any other amendment or wavier of or consent to any departure from the Note; (iii) any exchange, release, or non-perfection of any other collateral, or any release, amendment, or waiver of any of the Obligations; or
(iv) any other circumstance that might otherwise constitute a defense available to, or a discharge or, Pledgors in respect of the Obligations or of this Agreement.

10.  Further Assurances.

     Pledgors agree that at any time and from time to time, Pledgors will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that the Pledge Holder may reasonably request, in order to perfect and protect any security interest granted or purported to be granted by this Agreement or to enable the Pledge Holder to exercise and enforce the rights and remedies under this Agreement with respect to any Pledged Collateral.

11.  Entire Agreement; Amendment; Wavier.

     This Agreement and the Note embody the entire agreement of the parties hereto with respect to the subject matter of this Agreement and supersede all prior agreements with respect to that subject matter. This Agreement may not be amended or modified except in a writing signed by both parties. No waiver of any provision in this Agreement shall be deemed to, or shall operate as a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver. Except as expressly provided in this Agreement, no waiver shall be binding unless executed in writing by the party making the waiver.

12.  Notices.

     Any notice, request, claim or other communication required or permitted hereunder will be in writing and will be deemed to have been duly given if delivered by hand or if sent by certified mail, postage and certification prepaid, to Pledgors at 17440 Lakeview Drive, Morgan Hill, California 95037, or to the Pledgee and the Pledge Holder at 515 Galveston Drive, Redwood City, California 94063, or to such other address

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or addresses as any party may have furnished to the other in writing in accordance herewith.

13.  Captions.

     Captions are used for reference purposes only and should be ignored in the interpretation of the Agreement. Unless the context requires otherwise, all references in this Agreement to Sections are to the sections of this Agreement.

14.  Governing Law; Terms.

     This Agreement shall be governed by and construed in accordance with the laws of the State of California applicable to contracts wholly made and performed in the State of California. Unless otherwise defined above, terms defined in Division 9 of the Uniform Commercial Code as adopted in the State of California are used in this Agreement with their statutory meanings.

15.  Counterparts.

     This Agreement may be executed in one or more counterparts all of which together shall constitute one and the same instrument.

     The parties have duly executed this Agreement as of the date first written above.



 /s/ Joseph A. Affholter
-----------------------------------
     Joseph A. Affholter
     "Pledgor"


 /s/ Roxanne B. Affholter
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     Roxanne B. Affholter
     "Pledgor"

MAXYGEN, INC.


By: /s/ Russell Howard
   --------------------------------
   "Pledge Holder" and "Pledgee"

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